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                                                                    EXHIBIT 24.3

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Itzhak Fisher and Mark J. Hirschhorn, or either of them, as such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commissison, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       SIGNATURE              TITLE              DATE
- ------------------------   ------------   -------------------

  /s/ GUSTAVO CISNEROS       Director      September 3, 1997
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   (Gustavo Cisneros)